EXHIBIT 10.3

British Columbia
Ministry of Employment and Investment
Energy and Minerals Division
Mineral Titles Branch

Mineral Tenure Act
Section 57 and 58
BILL OF SALE ABSOLUTE
INDICATE TYPE OF TITLE:	Mineral
MINING DIVISION	Similkameen

SELLER:

I, Rod Husband, of 3316 West Third Avenue, Vancouver, BC, Canada, V6R 1L4, (604) 736-5711, Client Number 112610.

PURCHASER:

Capital Mineral Investors, Inc., of 2035 Blantyre Avenue, Coquitlam, BC, Canada, V3K 1X9 (604) 937-5585.

For and in consideration of the sum of Ten Dollars ($10.00) paid to me, do hereby sell the interest as specified below in the following mineral titles:
Claim Name or Lease Type	Units (Hectares)	Tag Number	Tenure Number	Percentage of Title Being Sold
HART	20 (500 ha)	244578	397339	100%

I declare that I have good title to these tenures and every right to sell the same, in witness whereof, I have today signed my legal name.

December 31, 2002
/s/ "Rod Husband"	/s/"Steve Kenwood"
Rod Husband	Witness